EXHIBIT 21.1

EAGLE-PICHER HOLDINGS, INC.

SUBSIDIARIES OF EAGLE-PICHER INDUSTRIES, INC ("EPI")

Cincinnati Industrial Machinery Sales Company [Ohio]
Daisy Parts, Inc. [Michigan]
Eagle-Picher Acceptance Corporation [Ohio]
Eagle-Picher Development Company, Inc. [Delaware]
         EPMR Corporation [Michigan]
Eagle-Picher Far East, Inc. [Delaware]
Eagle-Picher, Inc. [Virgin Islands]
Eagle-Picher Industries of Canada Limited [Canada]
Eagle-Picher Industries Europe B.V. [Netherlands]
         Eagle-Picher Automotive GmbH [Germany]
         Eagle-Picher UK Limited [England and Wales]
              Eagle-Picher Hillsdale Limited [England and Wales]
         Eagle-Picher Wolverine GmbH [Germany]
              Eagle-Picher Technologies GmbH [Germany]
Eagle-Picher Minerals, Inc. [Nevada]
         Eagle-Picher Minerals International S.A.R.L. [France]
              Eagle-Picher Minerals Europe GmbH & Co. KG [Germany] Eagle-Picher Minerals Europe Verwaltungs- und Beteiligungs
                 GmbH [Germany]
Eagle-Picher Technologies, LLC [Delaware]
         Eagle-Picher Energy Products Corp. [Canada]
         Chemsyn LLC [Delaware]
EPTEC, S.A. de C.V. [Mexico]
Equipos de Acuna, S.A. de C.V. [Mexico]
Hillsdale Tool & Manufacturing Co. [Michigan]
         Carpenter Enterprises Limited [Michigan]